Exhibit 10.50
SUPPLEMENT NO. 1 dated as of October 1, 2010 to the Amended and Restated Security and Pledge Agreement dated as of April 27, 2007 (the “Security Agreement”) among IASIS HEALTHCARE CORPORATION (“Holdings”), IASIS HEALTHCARE LLC (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto (such Subsidiaries, together with the Borrower and Holdings, individually an “Obligor” and collectively the “Obligors”) and BANK OF AMERICA, N.A., as Administrative Agent, on behalf of the Secured Parties (as defined therein).
A. Reference is made to (i) the Credit Agreement dated as of April 27, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Bank of America, N.A., as Administrative Agent, Swing Line Lender, Revolving L/C Issuer and Synthetic L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), (ii) each Secured Hedge Agreement (as defined in the Credit Agreement) and (iii) the Cash Management Obligations (as defined in the Credit Agreement).
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
C. The Obligors have entered into the Security Agreement in order to induce (x) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to provide Cash Management Services. Section 19 of the Security Agreement provides that certain Material Subsidiaries of the Borrower that are not Excluded Subsidiaries shall become Obligors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become an Obligor under the Security Agreement in order to induce (x) the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to provide Cash Management Services and as consideration for (x) Loans previously made and Letters of Credit previously issued, (y) Secured Hedge Agreements previously entered into and/or maintained and (z) Cash Management Services previously provided.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 19 of the Security Agreement, the New Subsidiary by its signature below becomes an Obligor under the Security Agreement with the same force and effect as if originally named therein as an Obligor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as an Obligor thereunder and (b) represents and warrants that the representations and warranties made by it as an Obligor thereunder are true and correct on and as of the date hereof, except for representations and warranties made as of a specified date, which shall be true and correct as of such date. In furtherance of the foregoing, the New Subsidiary, to secure the prompt payment in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Security Agreement), does hereby, for the Secured Parties (as defined in the Security Agreement), their successors and assigns, grant to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), a continuing security interest in, and a right to set off against, any and all right, title and interest of the New Subsidiary in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to an “Obligor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the Secured Parties (as defined in the Security Agreement) that (a) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and (b) each of the schedules to the Schedule Agreement is hereby supplemented to reflect the information shown on the attached Schedule A (with references to the Closing Date in the applicable provision of the Security Agreement being deemed to mean the date hereof for the purposes of such information to be provided by the New Subsidiary).
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. If any provision contained in this Supplement is held to be invalid, illegal or unenforceable, the legality, validity, and enforceability of the remaining provisions contained herein and in the Security Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 12 of the Security Agreement.
SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

BRIM HOLDING COMPANY, INC., as the New Subsidiary

By:	/s/ John M. Doyle

	Name:	John M. Doyle
	Title:	Chief Financial Officer

Jurisdiction of Formation: Delaware

Address of Chief Executive Office:
117 Seaboard Lane, Building E Franklin, TN 37067

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:
Title:

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